SCHEDULE 14A
                               (RULE 14A-101)
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

 Filed by the Registrant   (X)

 Filed by a Party other than the Registrant ( )

 Check the appropriate box:

 (  ) Preliminary Proxy Statement

 (  ) CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
      14A-6(E)(2))

 (  ) Definitive Proxy Statement

 (X ) Definitive Additional Materials

 (  ) Soliciting Material Pursuant to Rule 14a-12


                                 FILING BY:

                           US AIRWAYS GROUP, INC
     ------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


   ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

 Payment of Filing Fee (Check the appropriate box):

 ( X )  No fee required

 (  )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:

             _________________________________________________

        (2)  Aggregate number of securities to which transaction applies:

             _________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             _________________________________________________

        (4)  Proposed maximum aggregate value of transaction:

             _________________________________________________

        (5)  Total fee paid:

             __________________________________________________

 (  )   Fee paid previously with preliminary materials.


        ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid:

             _________________________________________________

        (2)  Form, Schedule or Registration Statement No.:

             _________________________________________________

        (3)  Filing Party:

             _________________________________________________

        (4)  Date Filed:

             _________________________________________________



          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                              OCTOBER 6, 2000





10/06-00


James A. Sample
LASON Systems, Inc.
Sample Mailgram
123 Main Street
Anywhere, NY  12345-1234

                         US AIRWAYS GROUP, INC.

Dear Stockholder:

The Special Meeting of US Airways Group, Inc. will be held on October 12, 2000, only a few days from now. Since time is short and your vote is important, we have established a method which will enable you to vote by toll-free ProxyGram. To be sure your vote is received in time, we urge you to vote today. Please take a few minutes of your time to follow the simple steps listed below.

     TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                    ARE AVAILABLE TO ASSIST YOU NOW!!!

                               INSTRUCTIONS

1.    Call Toll-Free 1-877-990-9547, anytime, day or night.
2.    Tell the operator that you wish to send a collect ProxyGram to
      ID No. 5522, US Airways Group, Inc.
3.    State your name, address and telephone number.
4. State the bank or broker at which your shares are held and your control number as shown below:
              Name:                    NA.1
              Broker:                  Broker
              Control Number:          ControlNum
              Number of Shares:        NumShares
5.    Give the operator your voting preferences, using the proxy text below.

                          US AIRWAYS GROUP, INC.

                                   PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2000


         The undersigned hereby appoints Jennifer C. McGarey and Lawrence M. Nagin, and each of them, proxies (each with power of substitution) of the undersigned to attend the above special meeting of stockholders of US Airways Group, Inc. at 9:30 a.m., local time, on October 12, 2000 and any adjournment or postponement thereof (the "Special Meeting"), and thereat to vote all shares of stock held by the undersigned, as specified below, and on any other matters that may properly come before said meeting.

         For those participants who may hold shares in the US Airways, Inc. Employee Stock Ownership Plan, the US Airways, Inc. Employee Savings Plan, the US Airways, Inc. 401(k) Savings Plan or the Supplemental Retirement Plan of Piedmont Aviation, Inc. (collectively, the "Plans"), please fill in and sign this card and mail it in time to be received no later than October 10, 2000 in order to be voted in a timely manner by the administrator of the Plans, Fidelity Management Trust Company (the "Administrator"). After October 10, 2000, the instructions cannot be revoked and, in accordance with the Plans, you may not vote these shares in person at the Special Meeting. The Administrator is authorized to vote the Plan shares for which instructions have been given upon any other matters that may properly come before the meeting. The Bank of New York will tally the vote on behalf of the Administrator.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. In addition, upon appropriate motion, this proxy, when properly executed, will be voted in favor of any adjournment of the Special Meeting for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger, dated as of May 23, 2000, among US Airways Group, Inc., UAL Corporation and Yellow Jacket Acquisition Corp. If no direction is given, this proxy will be voted for the adoption of the Agreement and Plan of Merger in accordance with the recommendation of the Board of Directors of US Airways Group, Inc. The proxies cannot vote your shares unless you sign and return this card.

    THE BOARD OF DIRECTORS OF US AIRWAYS GROUP, INC. RECOMMENDS A VOTE
                              FOR PROPOSAL 1

1. To adopt the Agreement and Plan of Merger, dated as of May 23, 2000, among US Airways Group, Inc., UAL Corporation and Yellow Jacket Acquisition Corp., as described in the accompanying proxy statement.

    (   )  FOR            (   )  AGAINST          (   )  ABSTAIN


                            PLEASE VOTE TODAY!